================================================================================

                                                                     EXHIBIT 4.1

                                CLECO POWER LLC

  (Successor to Cleco Utility Group Inc., formerly Central Louisiana Electric
                                 Company, Inc.)

                                       TO

                              THE BANK OF NEW YORK

                     (Successor to Bankers Trust Company),

                                   as Trustee

                                 ______________

                         FOURTH SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 1, 2002

                                 ______________

                          Supplementing the Indenture

                          dated as of October 1, 1988


================================================================================

          FOURTH SUPPLEMENTAL INDENTURE, dated as of February 1, 2002, between CLECO POWER LLC (successor to Cleco Utility Group Inc., formerly Central Louisiana Electric Company, Inc.), a Louisiana limited liability company (the "Company"), having its principal office at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and THE BANK OF NEW YORK (successor to Bankers Trust Company), a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee"), having its principal Corporate Trust Office at 101 Barclay Street, Floor 21W, New York, New York 10286 (the "Fourth Supplemental Indenture").

                            RECITALS OF THE COMPANY

          Central Louisiana Electric Company, Inc., a Louisiana corporation, executed and delivered its Indenture dated as of October 1, 1988 to Bankers Trust Company, as trustee (the "Original Indenture" and, as previously and hereby supplemented and amended, the "Indenture"), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, in the manner and subject to the conditions set forth therein.

          Cleco Utility Group Inc. (formerly Central Louisiana Electric Company, Inc.) ("Utility Group") executed and delivered to the Trustee a First Supplemental Indenture dated as of December 1, 2000 (the "First Supplemental Indenture") to the Original Indenture, as permitted by Section 901(8) of the Original Indenture, in order to amend the Original Indenture in certain respects to clarify that Utility Group could consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any limited liability company.

          Pursuant to that certain Joint Agreement of Merger of Utility Group with and into Cleco Power LLC effective December 31, 2000, Utility Group merged with and into the Company, and the Company was vested with all rights, privileges and franchises of Utility Group and became responsible for all liabilities and obligations of Utility Group.

          The Company, as successor to Utility Group, executed and delivered to the Trustee a Second Supplemental Indenture dated as of January 1, 2001 (the "Second Supplemental Indenture") to the Original Indenture as supplemented and modified by the First Supplemental Indenture, in accordance with Section 901(1) thereof, in order to evidence and confirm its succession to Utility Group and its assumption of the covenants therein contained and the Securities.

          The Company executed and delivered to the Trustee a Third Supplemental Indenture dated as of April 26, 2001 (the "Third Supplemental Indenture") to the Original Indenture as supplemented and modified by the First Supplemental Indenture and the Second Supplemental Indenture, providing for the creation and issue of an additional series of securities as provided therein.

          The Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including
Section 901(6) thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Fourth Supplemental Indenture to the Indenture in accordance with Sections 201, 301 and 303 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, an additional series of Securities under the Original Indenture in the aggregate principal amount of $25,000,000.

          All things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company have been done.

          NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and of the covenants contained in the Indenture and in this Fourth Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all the Holders of the Securities or of series thereof, as follows:

                                  ARTICLE ONE

                             ADDITIONAL DEFINITIONS

Section 1.01. Additional Definitions. Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be. Unless otherwise indicated, section references herein shall be to the sections of the Indenture.

          For all purposes of this Fourth Supplemental Indenture:

          "Beneficial Owner" has the meaning set forth in Section 5.01 hereof.

          "Certificated Note" has the meaning set forth in Section 2.08 hereof.

          "Corporate Trust Office of the Trustee" means the principal office of the Trustee located at The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York, 10286; telecopier: (212) 896-7294.

          "Covenant Defeasance" has the meaning set forth in Section 6.03 hereof.

          "Defaulted Interest" has the meaning set forth in Section 2.04(c) hereof.

          "Defeasance" has the meaning set forth in Section 6.02 hereof.

          "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities.

          "Estate Redemption Date" has the meaning set forth in Section 5.02(d) hereof.

          "Fourth Supplemental Indenture" has the meaning set forth in the introductory paragraph hereof.

          "Global Security" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in the Form of IQ Note as Exhibit A hereto.

          "Holder," as used in this Fourth Supplemental Indenture, means the Person in whose name an IQ Note is registered in the Securities Registry.

          "Indenture" has the meaning set forth in the Recitals hereof.

          "Initial Period" has the meaning set forth in Section 5.02(a) hereof.

          "Insurance Agreement" means the Insurance Agreement, dated as of February 8, 2001, between the Company and the Insurer, relating to the IQ Notes and providing for the issuance of the Policy.

          "Insurance Event of Default" means an "event of default" under the Insurance Agreement, as such term is used and defined therein.

          "Insurance Trustee" means The Bank of New York, or any successor thereto, as the Insurance Trustee under the Policy.

          "Insurer" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company.

          "Interest Payment Dates" means March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2002.

          "IQ Notes" has the meaning set forth in Section 2.01 hereof.

          "Maturity Date" means, with respect to an IQ Note, the date on which the principal of such IQ Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, upon redemption by the Company as referred to in Article Four hereof, upon redemption as referred to in Article Five hereof, or otherwise.

          "Original Issue Date" means February 8, 2002.

          "Participant(s)" has the meaning set forth in Section 5.01 hereof.

          "Policy" means the financial guaranty insurance policy (Policy No. 18978BE) issued by the Insurer pursuant to the Insurance Agreement with respect to insuring the payment due for principal of and interest on the IQ Notes as provided in such policy.

          "Redemption Date" has the meaning set forth in Section 4.01 hereof.

          "Redemption Price" has the meaning set forth in Section 4.02 hereof.

          "Redemption Request" has the meaning set forth in Section 5.02(c) hereof.

          "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the fifteenth calendar day of the month immediately preceding the month in which such Interest Payment Date occurs.

          "Representative" has the meaning set forth in Section 5.02(c) hereof.

          "Specimen IQ Note" has the meaning set forth in Section 2.08 hereof.

          "Stated Maturity" has the meaning set forth in Section 2.03 hereof.

          "Subsequent Period" has the meaning set forth in Section 5.02(a) hereof.

          "U.S. Government Obligation" has the meaning set forth in Section 6.04(a) hereof.

                                  ARTICLE TWO

                ESTABLISHMENT OF 6.125% INSURED QUARTERLY NOTES

        Section 2.01. Title of the Securities. The title of the Securities established by this Fourth Supplemental Indenture shall be "6.125% Insured Quarterly Notes due March 1, 2017" of the Company (the "IQ Notes").

        Section 2.02. Limitation on Aggregate Principal Amount. The aggregate principal amount of the IQ Notes shall be limited to $25,000,000; provided, however, that the authorized aggregate principal amount may in the future be increased pursuant to the provisions of the Indenture.

        Section 2.03. Stated Maturity. The IQ Notes shall mature and the principal amount thereof shall be due and payable, together with all accrued and unpaid interest thereon, on March 1, 2017 (the "Stated Maturity").

        Section 2.04. Interest and Interest Rates.

                (a) Each IQ Note shall bear interest at the rate of 6.125% per annum, from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for), to, but excluding, the Maturity Date. The initial date on which interest will be paid for the IQ Notes will be March 1, 2002 and the payment on such date will include all accrued interest from the Original Issue Date.

                (b) The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on an IQ Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

                (c) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the IQ Notes are registered at the close of business on the applicable Regular Record Date, except that interest payable on the Maturity Date as provided herein shall be paid to the Holder to whom principal is payable in accordance with Section 2.05 hereof. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid by the Company, at its election in each case (i) in accordance with the provisions of Section 307(1) of the Original Indenture to the Persons in whose name such IQ Notes are registered at the close of business on a Special Record Date or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system, if any, on which the IQ Notes may be listed or traded, and upon such notice as may be required by such exchange or quotation system, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee, all as more fully provided in the Indenture.

        Section 2.05. Place and Manner of Payment of Principal and Interest.

                (a) The Trustee shall initially serve as the Paying Agent for the IQ Notes. Payment of the principal of and any interest on the IQ Notes due on the Maturity Date shall be made in immediately available funds in such coin and currency of the United States of America as at the time of payment is legal tender for payment of public and private debt upon presentation and surrender of the applicable IQ Note at the office or agency maintained by the Company for that purpose, initially the Corporate Trust Office of the Trustee, or at such other paying agency as the Company may determine; provided, however, that if the Maturity Date falls on or after an Interest Payment Date then the Holders presenting and surrendering IQ Notes on such Maturity Date will only be entitled to interest accruing on or after such Interest Payment Date.

                (b) Payment of interest due on any Interest Payment Date other than on the Maturity Date will be made at the Corporate Trust Office of the Trustee or, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer of immediately available funds at such place and to such account at a banking institution in the United States as may be designated in wire transfer instructions received in writing by the Trustee at least fifteen (15) days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

        Section 2.06. Place of Registration or Exchange; Notices and Demands with Respect to IQ Notes. The place where the Holders of the IQ Notes may present the IQ Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the IQ Notes shall be the Corporate Trust Office of the Trustee.

        Section 2.07. Sinking Fund Obligations. The IQ Notes will not be subject to any sinking fund, but may be redeemable as and to the extent provided in Article Four of this Fourth Supplemental Indenture.

        Section 2.08. Form of Securities. The IQ Notes will be issuable only in fully registered form, without coupons. The IQ Notes shall be issuable in whole or in part in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Global Securities shall not be deemed to be temporary Securities in global form for purposes of Section 304 of the Original Indenture. Beneficial Owners of interests in Global Securities representing the IQ Notes will not be considered the Holder thereof for any purpose of the Indenture. Except as may otherwise be provided in an Officers' Certificate or Company Order subsequently delivered to the Trustee, the IQ Notes will be issuable in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

              The IQ Notes shall be substantially in the form attached as Exhibit A hereto (the "Specimen IQ Note").

        Section 2.09. Global Securities.

                (a) The IQ Notes shall be issuable in whole or in part in the form of one or more Global Securities. The Global Securities shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act initially as Depositary with respect to the IQ Notes, or any other duly appointed depositary (the "Depositary"). The IQ Notes shall be issued only as fully registered securities in the name of the Depositary's nominee, Cede & Co. In addition to any other legend permitted pursuant to the provisions of the Indenture, each Global Security shall bear legends in substantially the following form:

                    "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) OR OTHER DULY APPOINTED DEPOSITORY (THE "DEPOSITARY"). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR IQ NOTES IN CERTIFICATED FORM, THIS IQ NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY OR OTHER DULY APPOINTED DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

                    "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer hereof or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

                (b) Unless and until it is exchanged in whole or in part for one or more IQ Notes in certificated form (each a "Certificated Note"), a Global Security representing all or a portion of the IQ Notes may not be transferred except as a whole (i) by the Depositary to a nominee of such Depositary, (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Certificated Notes may be presented for registration of transfer or exchange at the office or agency provided for in the Indenture, as supplemented and amended.

                (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within sixty (60) days after the Company receives such notice or becomes aware of such condition, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Certificated Notes, shall authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Security or IQ Notes held by the Depositary in exchange therefor.

                (d) The Company may at any time and in its sole discretion determine that all or any portion, in authorized denominations, of the IQ Notes issued in the form of one or more Global Securities shall no longer be represented by such Global Security or IQ Notes. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Certificated Notes, shall authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Security or IQ Notes in exchange therefor.

                (e) Except as may be otherwise provided in an Officers' Certificate or Company Order subsequently delivered to the Trustee and except as specifically provided in Section 2.09(c) or 2.09(d) hereof, interests in the IQ Notes represented by a Global Security will not be exchangeable for and will otherwise not be issuable in the form of Certificated Notes. Upon the occurrence in respect of any Global Security of any one or more of the conditions specified in Section 2.09(c) or 2.09(d) hereof or as may otherwise be provided in an Officers' Certificate or Company Order subsequently delivered to the Trustee, such Global Security shall be cancelled by the Trustee and Certificated Notes issued in exchange for a Global Security shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee. Unless otherwise specified in such instructions, the Trustee shall deliver such Certificated Notes to the Persons in which names such Certificated Notes are so registered. If the

        Certificated Notes are so delivered, the Company may make such changes to the form of such IQ Notes as are necessary or appropriate to allow for the issuance of such Certificated Notes. Notwithstanding any other provision of the Indenture, unless otherwise provided in an Officers' Certificate or Company Order subsequently delivered to the Trustee, any IQ Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security shall also be a Global Security and shall bear the legends specified in Section 2.09(a) hereof, except for any transfer of a Global Security pursuant to this
        Section 2.09.

        Section 2.10. Security Registrar. The Trustee shall initially serve as the Security Registrar for the IQ Notes.

        Section 2.11. Additional Events of Default. The occurrence and continuance of an Insurance Event of Default shall also constitute an Event of Default with respect to the IQ Notes. If the Insurer waives the Insurance Event of Default or if such Insurance Event of Default is cured, then such Insurance Event of Default shall not constitute an Event of Default under the Indenture.

        Section 2.12. Transfer. No service charge will be made for the registration of transfer or exchange of IQ Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

        The Company shall not be required (a) to issue, register the transfer of or exchange any IQ Notes except to the Insurer during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the certificate numbers of the IQ Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to register the transfer of or exchange any IQ Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any IQ Note redeemed in part.

                                 ARTICLE THREE

                    FINANCIAL GUARANTY INSURANCE PROVISIONS

        Section 3.01. Consent of Insurer in Addition to Holder Consent. Unless otherwise provided herein, the Insurer's consent shall be required, in addition to any consent of the Holders, if any, for the following purposes: (1) execution and delivery of any supplemental indenture which effects an amendment, modification or change to the IQ Notes or any amendment, supplement or change to or modification to the Insurer's rights hereunder; (2) removal of the Trustee and selection and appointment of any successor trustee; and (3) initiation or approval of any action that is not described in clause (1) or (2) above but which requires the consent of the Holders of the IQ Notes under the Indenture.

        Section 3.02. Insurer Enforcement of Holder Rights and Remedies. The Insurer shall be entitled (i) to control and direct the enforcement of all rights and remedies granted to the Holders of IQ Notes (excluding any such rights and remedies granted pursuant to Article Five hereof) or to the Trustee for the benefit of such Holders under the Indenture, including, without limitation, (x) the right to accelerate the principal of such IQ Notes as provided in Section 3.03 below, and (y) the right to rescind and annul any such declaration of acceleration and (ii) to approve on behalf of the Holders any waiver of a past default as provided under Section 513 of the Original Indenture.

        Section 3.03. Acceleration Rights. Upon the occurrence and continuance of an Event of Default with respect to the IQ Notes, the Trustee may, with the consent of the Insurer, and shall, at the direction of the Insurer or not less than 25% of the Holders with the consent of the Insurer, by written notice to the Company and the Insurer, declare the principal of the IQ Notes to be immediately due and payable, whereupon that portion of the principal of the IQ Notes thereby coming due and the interest thereon accrued to the date of payment shall, without further action, become and be immediately due and payable.

        Section 3.04. Notice. The Company shall furnish to the Insurer (to the attention of the Surveillance Department, unless otherwise indicated):

                (a) as soon as practicable after the filing with the Securities and Exchange Commission thereof, a copy of any financial statement of the Company and a copy of any audit and annual report of the Company;

                (b) such additional information as the Insurer may reasonably request; and

                (c) a copy of any notice to be given to the Holders of the IQ Notes, including, without limitation, notice of any redemption of or defeasance of the IQ Notes;

and to the attention of the General Counsel's Office;

                (a) notice of any failure of the Company to provide relevant notices or certificates relative to the IQ Notes; and

                (b) notwithstanding any other provision herein, notice if at any time there are insufficient moneys to make any payments of principal and/or interest as required and immediately upon the occurrence of any Event of Default under the IQ Notes.

        Section 3.05. Disclosure and Access. The Company will permit the Insurer to discuss the affairs, finances and accounts of the Company with appropriate officers of the Company at any reasonable time. In addition, the Trustee will permit the Insurer to have access to and to make copies of all books and records relating to the IQ Notes at any reasonable time. The Insurer will keep all such information confidential and will use such information solely for purposes of monitoring its responsibilities with respect to the IQ Notes.

        Section 3.06. Policy Payment Procedures. The Company and the Trustee agree to comply with the following:

                (a) At least one (1) Business Day prior to each Interest Payment Date or the Stated Maturity, the Trustee will determine whether it holds or will hold on the applicable Interest Payment Date sufficient funds for the payment of the principal of and/or interest on the IQ Notes due on such Interest Payment Date or the Stated Maturity, as the case may be. If the Trustee determines that there will be insufficient funds available, the Trustee shall so notify the Insurer. Such notice shall specify the amount of the anticipated deficiency, the IQ Notes to which such deficiency is applicable and whether such deficiency will be as to principal or interest, or both. If the Trustee has so notified the Insurer at least one (1) Business Day prior to the relevant Interest Payment Date or the Stated Maturity, the Insurer will make payments of principal and/or interest due on the relevant IQ Notes on or before the first (1st) Business Day next following the date on which the Insurer shall have received such notice of nonpayment from the Trustee.

                (b) With respect to notices of nonpayment of interest and/or principal applicable to all of the IQ Notes, the Trustee shall, after giving notice to the Insurer as provided in Section 3.06(a) above, make available to the Insurer and, at the Insurer's direction, to the Insurance Trustee, the Security Register maintained by the Trustee and all records relating to the IQ Notes maintained under the Indenture.

                (c) The Trustee shall provide the Insurer and the Insurance Trustee with a list of Holders entitled to receive principal and/or interest payments from the Insurer under the terms of the Policy and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the Holders entitled to receive full or partial interest payments from the Insurer and (ii) to pay principal upon IQ Notes surrendered to the Insurance Trustee by the Holders entitled to receive full or partial principal payments from the Insurer.

                (d) The Trustee shall, at the time it provides notice to the Insurer pursuant to Section 3.06(a) above, notify the Holders entitled to receive the payment of principal and/or interest thereon from the Insurer (i) as to the fact of such entitlement, (ii) that the Insurer will remit to them all or a part of the interest payments due for payment upon proof of Holder entitlement to such interest payments and delivery to the Insurance Trustee, in form reasonably satisfactory to the Insurance Trustee, of an appropriate assignment of the Holder's right to such payments, (iii) that in order to receive full payment of principal from the Insurer, they must surrender their IQ Notes (along with an appropriate instrument of assignment in form reasonably satisfactory to the Insurance Trustee to permit ownership of such IQ Notes to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee, and (iv) that in order to receive partial payment of principal from the Insurer, they must surrender their IQ Notes for payment thereon first to the Trustee, who shall note on such IQ Notes the portion of the principal paid by the Trustee and then, along with an appropriate instrument of assignment in form reasonably satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

                (e) In the event that the Trustee has notice that any payment of principal of or interest on an IQ Note which has become Due for Payment (as defined in the Policy) and which is made to a Holder by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its Holder owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with a final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time the Insurer is notified pursuant to Section 3.06(a) above, notify all Holders that in the event that any Holder's payment is so recovered, such Holder will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on the IQ Notes which have been made by the Trustee and subsequently recovered from Holders and the dates on which such payments were made.

                (f) In addition to those rights granted the Insurer under this Fourth Supplemental Indenture, the Insurer shall, to the extent it makes payment of principal of or interest on IQ Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Insurer's rights as subrogee on the Security Register upon receipt from the Insurer of proof of the payment of interest thereon to the Holders, and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Insurer's rights as subrogee on the Security Register upon surrender of the IQ Notes by the Holders thereof together with proof of the payment of principal thereof.


        Section 3.07. Application of Term "Outstanding" to IQ Notes. Notwithstanding Article Six hereof or anything herein to the contrary, in the event that the principal and/or interest due on the IQ Notes shall be paid by the Insurer pursuant to the Policy, the IQ Notes shall remain Outstanding for all purposes of the Indenture, as supplemented and modified, not be defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of the Indenture, and all covenants, agreements and other obligations of the Company to the Holders shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Holders to the extent of each such payment.

        Section 3.08. Insurer as Third Party Beneficiary. To the extent that this Fourth Supplemental Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of this Fourth Supplemental Indenture, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

        Section 3.09. Special Rules Regarding Trustee.

                (a) The Trustee may be removed pursuant to Section 610 of the Original Indenture only with the consent of the Insurer, which consent shall not be unreasonably withheld.

                (b) The Insurer shall receive prior written notice from the Company of the resignation of any Trustee.

                (c) Every successor trustee with respect to the IQ Notes appointed pursuant to Section 610 of the Original Indenture shall be a trust company or bank in good standing having a reported capital and surplus of not less than $75,000,000, and otherwise meeting the eligibility requirements set forth in Section 310 of the Trust Indenture Act of 1939, as amended. Any such successor Trustee shall be reasonably acceptable to the Insurer. Any successor Paying Agent, if applicable, shall not be appointed unless the Insurer approves such successor in writing, such approval not to be unreasonably withheld. Notwithstanding any other provision of the Indenture, if a successor Trustee with respect to the IQ Notes has not been accepted by the Insurer within thirty (30) days after a written notice of removal or resignation has been delivered to the Company, the Trustee may petition a court of competent jurisdiction at the expense of the Company to appoint a successor trustee with respect to the IQ Notes.

                (d) Notwithstanding any other provision of this Fourth Supplemental Indenture, in determining whether the rights of the Holders will be adversely affected by any action taken pursuant to the terms and provisions of this Fourth Supplemental Indenture, the Trustee (or Paying Agent) shall consider the effect on such Holders as if there were no Policy with respect to such series.

        Section 3.10. Concerning the Financial Guaranty Provisions. The provisions of this Article Three shall apply to the IQ Notes notwithstanding anything in the Indenture to the contrary, but only so long as the Policy is in full force and effect and the Insurer is not in default thereunder.

        Section 3.11. Payment Certification. Upon the making of timely payments by the Company of the premium for the Policy in respect of the period from and after March 1, 2005, the Company shall, within five (5) days of making any such payment, certify to the Trustee that such payment has been made.

                                 ARTICLE FOUR

                      OPTIONAL REDEMPTION OF THE IQ NOTES

        Section 4.01. Redemption Date. The Company shall have the right to redeem the IQ Notes, in whole or in part, without premium, from time to time, on any date (each such date being hereinafter referred to as a "Redemption Date") that is on or after March 1, 2005. The redeemed IQ Notes will cease to bear interest as of the Redemption Date unless the Company has not punctually paid, or duly provided for, any interest on the Redemption Date. If such interest as is due remains outstanding on the Redemption Date, the principal amount of the IQ Notes so called for redemption will continue to bear interest at the rate indicated on the face of the IQ Note until paid.

        Section 4.02. Redemption Price. The Company shall have the right to redeem the IQ Notes, in whole or in part, without premium, at a price equal to 100% of the principal amount thereof to be redeemed plus accrued and unpaid interest on the principal amount redeemed, if any, to, but excluding, the Redemption Date (the "Redemption Price").

        Section 4.03. Partial Redemption. If the IQ Notes are redeemed in part pursuant to this Article Four, the IQ Notes shall be redeemed pro rata or by lot or by any other method that the Trustee deems fair and appropriate. Such partially redeemed IQ Notes shall be surrendered at any office or agency of the Company maintained for that purpose pursuant to Section 1002 of the

Original Indenture, initially the Corporate Trust Office of the Trustee, with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing, and the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without charge, a new Registered Security of authorized denominations for the principal amount for the unredeemed portion pursuant to
Section 1107 of the Original Indenture.

        Section 4.04. Notice of Optional Redemption. If the Company elects to exercise its right to redeem all or some of the IQ Notes pursuant to this Article Four, the Company or, at the Company's request, the Trustee, shall mail a written notice of such redemption to each Holder of any IQ Note that is to be redeemed not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date.

        Section 4.05. No Limitation on Purchase of IQ Notes by the Company. Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company and its affiliates may, at any time and from time to time, purchase outstanding IQ Notes by tender, in the open market or by private agreement.

                                 ARTICLE FIVE

              RIGHT OF REDEMPTION UPON DEATH OF A BENEFICIAL OWNER

        Section 5.01. Beneficial Owner. For purposes of this Article Five, a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in an IQ Note and the right to receive the proceeds therefrom, as well as the interest and principal payable to the Holder thereof. In general, a determination of beneficial ownership in the IQ Notes will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof ("Participants").

        Section 5.02. Optional Redemption Upon Death of Beneficial Owner.

                (a) Unless the IQ Notes have been declared due and payable prior to the Stated Maturity by reason of an Event of Default or have been previously redeemed or otherwise repaid, the Representative (as hereinafter defined) of a deceased Beneficial Owner of IQ Notes has the right to request redemption of all or part of his or her interest, expressed in integral multiples of $1,000 principal amount, in the IQ Notes for payment prior to the Stated Maturity, and the Company will redeem the same, subject to the limitations that the Company will not be obligated to redeem, during the period from the Original Issue Date through and including March 1, 2003 (the "Initial Period"), and during any twelve-month period which ends on and includes each March 1 thereafter (each such twelve-month period being hereinafter referred to as a "Subsequent Period"), (i) on behalf of a deceased Beneficial Owner, any interest in the IQ Notes which exceeds the principal amount of $25,000 or (ii) interests in the IQ Notes in an aggregate principal amount exceeding $500,000 for all representatives requesting redemption upon the death of Beneficial Owners.

                (b) The Company may, at its sole discretion, redeem interests of any or all deceased Beneficial Owners in excess of the $25,000 limitation or the aggregate $500,000 limitation in the Initial Period or in any Subsequent Period. If the Company chooses to redeem interests of:

                (i) any deceased Beneficial Owner in excess of the $25,000 limitation, such redemption, to the extent it exceeds the $25,000 limitation for any deceased Beneficial Owner, will not be included in the computation of the $500,000 aggregate limitation for the IQ Notes for the Initial Period or the applicable Subsequent Period, as the case may be, or for any succeeding Subsequent Period; and/or

                (ii) one or more deceased Beneficial Owners in excess of the
                     $500,000 aggregate limitation, such redemption, to the extent it exceeds the $500,000 aggregate limitation, will not reduce the $500,000 aggregate limitation for any Subsequent Period.

        Upon any determination by the Company to redeem IQ Notes in excess of the $25,000 limitation or the $500,000 aggregate limitation, such IQ Notes will be redeemed in the order of the receipt of Redemption Requests (as hereinafter defined) by the Trustee.

                (c) A Beneficial Owner's personal representative or other Person authorized to represent the estate of a deceased Beneficial Owner of an interest in an IQ Note or a surviving joint tenant(s) or tenant(s) by the entirety who has the right to sell, transfer or otherwise dispose of an interest in an IQ Note and who has the right to receive the proceeds from an IQ Note, as well as the interest and principal payable to the Holder (a "Representative"), may initiate a request for redemption at any time and in any principal amount in integral multiples of $1,000 (a "Redemption Request"). A Redemption Request of an interest in the IQ Notes shall be made by delivering a request to (i) the Depositary, in the case of a Participant who is the Beneficial Owner of such interest, or (ii) to the Participant, through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with (i) evidence of the death of the Beneficial Owner, (ii) evidence of the authority of the Representative satisfactory to the Participant, and
        (iii) any waivers, notices or certificates as may be required under applicable state or federal law and such other evidence of the right to such redemption as the Participant shall require. The request shall specify the principal amount of the interest in the IQ Notes to be redeemed, which amount shall be in integral multiples of $1,000. Subject to the rules, regulations, procedures or other arrangements of or applicable to the Depositary, the Participant will then deliver to the Depositary a Redemption Request substantially in the form attached hereto as Exhibit B; on receipt of such a Redemption Request, it is the customary procedure of the Depositary to forward such Redemption Request to the Trustee.

                The Trustee shall maintain records with respect to the Redemption Requests it receives, including the date of receipt, the name of the Participant filing the Redemption Request and the status of each Redemption Request with respect to the $25,000 limitation and the $500,000 aggregate limitation. The Trustee shall immediately file with the

        Company each Redemption Request it receives, together with the information regarding the eligibility of the Redemption Request with respect to the $25,000 limitation and the $500,000 aggregate limitation. The Company, the Depositary and the Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility for reviewing any documents submitted to the Participant by the Representative or for determining whether the applicable decedent is, in fact, the Beneficial Owner of the interest in the IQ Notes to be redeemed or is, in fact, deceased and for determining whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.

                (d) Subject to the $25,000 limitation and the $500,000 aggregate limitation, the Company shall, after the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the IQ Notes on a date that is within sixty (60) days following the receipt by the Company of a Redemption Request from the Trustee (the "Estate Redemption Date"). If the Redemption Requests exceed the aggregate principal amount of interest in IQ Notes required to be redeemed during the Initial Period or during any Subsequent Period, then the excess Redemption Requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. In addition, the Company may, at any time, notify the Trustee that the Company shall redeem all or any lesser amount of IQ Notes for which Redemption Requests have been received but that are not then eligible for redemption by reason of the $25,000 limitation or the $500,000 aggregate limitation. Such IQ Notes will be redeemed on a date not less than thirty (30) nor more than sixty (60) days after the date such notice by the Company is received by the Trustee, and the Company will redeem such interest in the IQ Notes in the order of receipt of Redemption Requests by the Trustee.

                (e) The price to be paid by the Company for interests in the IQ Notes to be redeemed pursuant to a Redemption Request from a deceased Beneficial Owner's Representative is 100% of the principal amount thereof plus any accrued but unpaid interest on the amount of IQ Notes to be redeemed to, but excluding, the Estate Redemption Date. Subject to arrangements with the Depositary, payment for interests in the IQ Notes to be redeemed shall be made to the Depositary in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary that are to be fulfilled in connection with such payment upon presentation of the IQ Notes to the Trustee for redemption. Any acquisition of IQ Notes by the Company other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this Article Five shall not be included in the computation of either the $25,000 limitation or the applicable $500,000 aggregate limitation for the Initial Period or for any Subsequent Period.

                (f) For purposes of this Article Five, an interest in an IQ Note held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a Person, who, during his or her lifetime, was entitled to substantially all of the rights of a Beneficial

        Owner of an interest in the IQ Notes will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one Person has substantially all of the rights of a Beneficial Owner during such Person's lifetime.

                (g) In the case of any Redemption Request which is presented pursuant to this Article Five and which has not been fulfilled at the time the Company gives notice of its election to redeem IQ Notes pursuant to Article Four hereof, such interest or portion thereof shall not be subject to redemption pursuant to such Article Four, but shall remain subject to redemption pursuant to this Article Five.

                (h) Subject to the provisions of subsection (g) hereof, any Redemption Request may be withdrawn by the Person presenting the same upon delivery of a written request for such withdrawal which such Person causes to be given by the Participant on behalf of such Persons to the Depositary and by the Depositary (subject, in each case, to the rules, regulations or procedures of or applicable to the Participant or the Depositary) to the Trustee and by the Trustee to the Company not less than thirty (30) days prior to the expected date of payment of the Redemption Price relating to the Redemption Request.

                (i) During any time in which the IQ Notes are not represented by a Global Security and are issued in definitive form, all references in this Article Five to Participants and the Depositary, including the rules, regulations and procedures of or applicable to the Participants or the Depositary, will be deemed deleted, all determinations described as being made by the Participants in this Article Five shall be made by the Company (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the IQ Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner), and all Redemption Requests, to be effective, must be (i) delivered by the Representative to the Trustee, with a copy to the Company, (ii) be in the form of a Redemption Request (with appropriate changes to reflect the fact that the Redemption Request is being executed by a Representative) and (iii) be accompanied by the IQ Note that is the subject of the Redemption Request, in addition to all documents that are otherwise required to accompany a Redemption Request.

                                  ARTICLE SIX

                       DEFEASANCE AND COVENANT DEFEASANCE

        Section 6.01. Election by Company. Subject to Section 3.07, the Company may elect, at its option at any time, to have Section 6.02 or 6.03 hereof applied to any or all of the IQ Notes, upon compliance with the conditions set forth below in this Article Six. Any such election shall be evidenced by a Board Resolution or in another manner contemplated by the Indenture, as supplemented hereby, with respect to such IQ Notes.

        Section 6.02. Defeasance. Upon the Company's exercise of its option to have this Section 6.02 applied to any IQ Notes, the Company shall be deemed to have been discharged from its obligations with respect to such IQ Notes as provided in this Article Six on and after the date the conditions set forth in
Section 6.04 hereof are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such IQ Notes and to have satisfied all its other obligations under such IQ Notes and the Indenture, insofar as such IQ Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such IQ Notes to receive, solely from the trust fund described in Section 6.04 hereof and as more fully set forth in such section, payments in respect of the principal of and interest on such IQ Notes when payments are due, (b) the Company's obligations with respect to such IQ Notes under Sections 304, 305, 306, 1002 and 1003 of the Original Indenture,
(c) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture and (d) this Article Six. Subject to compliance with this Article Six the Company may exercise its option to have this Section 6.02 applied to any IQ Notes notwithstanding the prior exercise of its option to have Section 6.03 hereof applied to such IQ Notes.

        Section 6.03. Covenant Defeasance. Upon the Company's exercise of its option to have this Section 6.03 applied to any IQ Notes, (a) the Company shall be released from its obligations under Article Eight of the Original Indenture, Sections 1007 and 1009 of the Original Indenture and any covenants for the benefit of the Holders of such IQ Notes provided pursuant to Sections 301(17),
Section 901(2) and 901(6) of the Original Indenture and (b) the occurrence of any event specified in Sections 501(4) (with respect to Article Eight of the Original Indenture, Sections 1007, 1009 and/or to any such covenants provided pursuant to Sections 301(17), 901(2) or 901(6)), and 501(8) of the Original Indenture shall be deemed not to be or result in an Event of Default, in each case with respect to such IQ Notes as provided in this Section 6.03 on and after the date the conditions set forth in Section 6.04 hereof are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such IQ Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified section (to the extent so specified in the case of Section 501(4) of the Original Indenture), whether directly or indirectly by reason of any reference elsewhere in the Indenture or herein to any such section or by reason of any reference in any such section to any other provision in the Indenture, herein or in any other document, but the remainder of the Indenture, as supplemented hereby, and such IQ Notes shall be unaffected thereby.

        Section 6.04. Conditions for Defeasance or Covenant Defeasance of IQ Notes. The following shall be the conditions to the application of Section 6.02 or Section 6.03 hereof to any IQ Notes:

                (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 609 of the Original Indenture and agrees to comply with the provisions of this Article Six applicable to
        it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such IQ Notes, (1) money in an amount, or
        (2) U.S. Government Obligations (as defined below) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than 10:00 a.m., New York City time, on the due date of any payment, money in an amount, or
        (3) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and interest on such IQ Notes on the Stated Maturity, in accordance with the terms of the Indenture, and such IQ Notes. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the Holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

                (b) In the event of an election to have Section 6.02 hereof apply to any IQ Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
        (2) since the date of this Fourth Supplemental Indenture, there has been a change in the applicable federal income tax law, in either case (1) or
        (2) to the effect that, and based thereon such opinion shall confirm that, the Holders of such IQ Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such IQ Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

                (c) In the event of an election to have Section 6.03 hereof apply to any IQ Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such IQ Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such IQ Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

                (d) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that such IQ Notes, if then listed on any securities exchange, will be delisted as a result of such deposit.

                (e) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such IQ Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and (7) of the Original Indenture, at any time on or prior to the sixtieth (60th) day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such sixtieth (60th) day).

                (f) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all IQ Notes are in default within the meaning of such Act).

                (g) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                (h) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

                (i) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

        Section 6.05. Acknowledgement of Defeasance. Subject to Section 6.07 below and after the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in Section 6.04 hereof, as the case may be, relating to the defeasance or satisfaction and discharge of the Indenture, have been complied with, the Trustee upon request of the Company shall acknowledge in writing the defeasance or the satisfaction and discharge, as the case may be, of the Indenture, and the discharge of the Company's obligations under the Indenture.

        Section 6.06. Trustee Obligations. Subject to the provisions of the last paragraph of Section 1003 of the Original Indenture, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 6.07 hereof, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 6.04 hereof in respect of any IQ Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such IQ Notes and the Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such IQ Notes, of all sums due and to become due thereon in respect of principal and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 6.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding IQ Notes.

          Anything in this Article Six to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 6.04 hereof with respect to any IQ Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such IQ Notes.

        Section 6.07. Reinstatement of IQ Note Obligations. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Six with respect to any IQ Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the Indenture, and such IQ Notes from which the Company has been discharged or released pursuant to Section 6.02 or
6.03 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article Six with respect to such IQ Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 6.06 hereof with respect to such IQ Notes in accordance with this Article Six; provided, however, that if the Company makes any payment of principal of or interest on any such IQ Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such IQ Notes to receive such payment from the money so held in trust.

                                 ARTICLE SEVEN

                                 MISCELLANEOUS

        Section 7.01. As supplemented by this Fourth Supplemental Indenture, the Indenture shall be read, taken and construed as one and the same instrument.

        Section 7.02. Except as expressly set forth in this Fourth Supplemental Indenture, the Trustee assumes no duties, responsibilities or liabilities by reason of this Fourth Supplemental Indenture, other than as set forth in the Indenture, as fully as if said terms and conditions were herein set forth at length.

        Section 7.03. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute one and the same instrument.

        Section 7.04. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

        Section 7.05. The dating of this Fourth Supplemental Indenture as of February 1, 2002, is intended as and for the convenient identification of this Fourth Supplemental Indenture and is not intended to indicate that this Fourth Supplemental Indenture was executed and delivered on said date, this Fourth Supplemental Indenture being executed and effective on the dates of the respective acknowledgments hereto attached.

          IN WITNESS WHEREOF, the Company has caused this Fourth Supplemental Indenture to be executed in its limited liability company name and its limited liability company seal to be hereunto affixed and attested by its duly authorized officers, all as of the date first above written.

                                    CLECO POWER LLC

[SEAL]

                                    By:
                                       -----------------------------
                                       Kathleen F. Nolen
                                       Treasurer
ATTEST:



-------------------------------------------------
Michael P. Prudhomme
Secretary

Signed, sealed, acknowledged and delivered by CLECO POWER LLC, in the presence of:



-------------------------------------------------
Name:




-------------------------------------------------
Name:


                      [Signatures continued on next page.]

          IN WITNESS WHEREOF, the Trustee has caused this Fourth Supplemental Indenture to be executed in its corporate name and attested by its duly authorized officers, all as of the date first above written.


                                    THE BANK OF NEW YORK, as Trustee


                                    By:
                                       ---------------------------------------
                                    Name:
                                    Title:

ATTEST:



-------------------------------------------------
Name:
Title:


Signed, acknowledged and delivered
by THE BANK OF NEW YORK
in the presence of:




-------------------------------------------------
Name:




-------------------------------------------------
Name:

STATE OF LOUISIANA

PARISH OF ____________________

          BE IT KNOWN, that on this ___ day of February, 2002, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared:

               1.  Kathleen F. Nolen

               2.  Michael P. Prudhomme

to me known to be the identical persons who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are respectively (1) the Treasurer and (2) the Secretary of Cleco Power LLC (the "Company"); that the seal impressed beside their respective signatures on the foregoing Fourth Supplemental Indenture is the official seal of the Company; that the aforesaid instrument was signed and sealed by them, on behalf of the Company by authority of a resolution duly adopted by the Board of Managers of the Company on January 26, 2001; and that the above named persons acknowledge said instrument to be the free act and deed of the Company.

                              1.
                                    -------------------------------------------
                                    Kathleen F. Nolen
                                    Treasurer



                              2.
                                    -------------------------------------------
                                    Michael P. Prudhomme
                                    Secretary
WITNESSES:


_____________________________

_____________________________

                    ________________________________________
                                 Notary Public

STATE OF NEW YORK

COUNTY OF NEW YORK

          BE IT KNOWN, that on this ___ day of February, 2002, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and County aforesaid, personally came and appeared:

               1. _________________________

               2. _________________________

to me known to be the identical persons who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are respectively (1) the ____________________ and (2) the ____________________ of The Bank of New York
(the "Trustee"); that the aforesaid instrument was signed by them on behalf of the Trustee by authority of its By-laws; and that the above named persons acknowledge said instrument to be the free act and deed of the Trustee.


                              1.
                                    -------------------------------------------
                                    Name:
                                    Title:



                              2.
                                    -------------------------------------------
                                    Name:
                                    Title:
WITNESSES:


_____________________________

_____________________________

                    ________________________________________
                                 Notary Public

                                   EXHIBIT A

                     FORM OF 6.125% INSURED QUARTERLY NOTE

                           [FORM OF FACE OF IQ NOTE]

[If Global Security, insert -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) OR OTHER DULY APPOINTED DEPOSITORY (THE "DEPOSITARY"). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR IQ NOTES IN CERTIFICATED FORM, THIS IQ NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY OR OTHER DULY APPOINTED DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer hereof or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


NO. ___                                                    CUSIP NO. 185508 AA 6

                                CLECO POWER LLC
                         6.125% INSURED QUARTERLY NOTE
                               DUE MARCH 1, 2017

Principal Amount:               $25,000,000

Regular Record Date:            Fifteenth calendar day of the month immediately
                                preceding the month in which the Interest
                                Payment Date occurs

Original Issue Date:            February 8, 2002

Stated Maturity:                March 1, 2017

Interest Payment Dates:         March 1, June 1, September 1 and December 1,
                                commencing March 1, 2002

Interest Rate:                  6.125% per annum

Authorized Denomination:        $1,000 and integral multiples in excess thereof

Initial Redemption Date:        March 1, 2005

          Cleco Power LLC, a Louisiana limited liability company (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000) on the Stated Maturity shown above (or upon any earlier date of redemption or acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date") and to pay interest thereon, from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for), to, but excluding, the Maturity Date, quarterly in arrears on each Interest Payment Date as specified above, commencing on March 1, 2002 at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. Capitalized terms used herein shall have the meanings specified in the Indenture or the Fourth Supplemental Indenture (each as defined on the reverse hereof), as the case may be.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this 6.125% Insured Quarterly Note due March 1, 2017 (this "IQ Note," and collectively, the "IQ Notes") is registered at the close of business on the applicable Regular Record Date, except that interest payable on the Maturity Date as provided herein shall be paid to the Holder to whom principal is payable in accordance with Section 2.05 of the Fourth Supplemental Indenture. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder hereof on such Regular Record Date and may be paid by the Company, at its election in each case (i) in accordance with the provisions of Section 307 (1) of the Indenture to the Person in whose name this IQ Note is registered at the close of business on a Special Record Date or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system, if any, on which the IQ Notes may be listed or traded, and upon such notice as may be required by such exchange or quotation system, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to clause 2.04(c)(ii) of the Fourth Supplemental Indenture, such payment shall be deemed practicable by the Trustee, all as more fully provided in the Indenture.

          Interest payments on this IQ Note will include interest accrued to, but excluding, the respective Interest Payment Dates or the Maturity Date. Interest payments for this IQ Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this IQ Note is not a Business Day (as defined below), then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A `Business Day,' means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

          The Trustee shall initially serve as the Paying Agent for the IQ Notes. Payment of the principal of and any interest on this IQ Note due on the Maturity Date shall be made in immediately available funds in such coin and currency of the United States of America as at the time of payment is legal tender for payment of public and private debt upon presentation and surrender of this IQ Note at the office or agency maintained by the Company for that purpose, initially the Corporate Trust Office of the Trustee, or at such other paying agency as the Company may determine; provided, however, that if the Maturity Date falls on or after an Interest Payment Date then the Holder presenting and surrendering this IQ Note on such Maturity Date will only be entitled to interest accruing on or after such Interest Payment Date.

          Payment of interest due on any Interest Payment Date other than on the Maturity Date will be made at the Corporate Trust Office of the Trustee or, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer of immediately available funds at such place and to such account at a banking institution in the United States as may be designated in wire transfer instructions received in writing by the Trustee at least fifteen
(15) days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

          Financial Guaranty Insurance Policy No. 18978BE (the "Policy") with respect to payments due for principal of and interest on this IQ Note has been issued by Ambac Assurance Corporation (the "Insurer"). The Policy has been delivered to The Bank of New York, as the insurance trustee (the "Insurance Trustee") under said Policy, and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from the Insurer or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this IQ Note acknowledges and consents to the subrogation rights of the Insurer as more fully set forth in the Policy.

          Reference is hereby made to the further provisions of this IQ Note set forth on the reverse hereof, which provisions shall for all purposes have the same force and effect as if set forth on the face hereof.

          Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this IQ Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: __________ ___, 2____

                                    CLECO POWER LLC



                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


(Seal of CLECO POWER LLC appears here)


Attest:



--------------------------------------
Name:
Title:



                         CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    The Bank of New York, as Trustee


                                    By:
                                       -------------------------------------
                                       Authorized Signatory

                          [FORM OF REVERSE OF IQ NOTE]

          This IQ Note is one of a duly authorized issue of IQ Notes of the Company, issued and issuable in one or more series under the Indenture, dated as of October 1, 1988 (as previously and hereby supplemented and amended, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the IQ Notes issued thereunder and of the terms upon which said IQ Notes are, and are to be, authenticated and delivered. This IQ Note is designated on the face hereof as 6.125% Insured Quarterly Notes due March 1, 2017 (the "IQ Notes") in the aggregate principal amount of $25,000,000; provided, however, that the authorized aggregate principal amount may in the future be increased pursuant to the provisions of the Indenture.

          The Company shall have the right, subject to the terms and conditions of the Fourth Supplemental Indenture, dated as of February 1, 2002, between the Company and the Trustee (the "Fourth Supplemental Indenture"), to redeem this IQ Note, in whole or in part, without premium, from time to time on any date (each such date being hereinafter referred to as a "Redemption Date") that is on or after March 1, 2005 at a price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest on the principal amount redeemed, if any, to, but excluding the Redemption Date (the "Redemption Price"), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date.

          In the event of redemption of this IQ Note in part only, a new IQ Note or IQ Notes for the unredeemed portion will be issued in the name of the Holder hereof upon the surrender hereof pursuant to the terms of Section 4.03 of the Fourth Supplemental Indenture. The IQ Notes will not have a sinking fund.

          Unless this IQ Note has been declared due and payable prior to the Stated Maturity by reason of an Event of Default or has been previously redeemed or otherwise repaid, the Representative (as defined below) of a deceased Beneficial Owner (as defined below) of this IQ Note has the right to request, using the form as substantially set forth as Exhibit B to the Fourth Supplemental Indenture, the redemption of all or part of his or her interest, expressed in integral multiples of $1,000 principal amount (a "Redemption Request"), in this IQ Note for payment prior to the Stated Maturity, and the Company will redeem the same, subject to the limitations that the Company will not be obligated to redeem, during the period from the Original Issue Date through and including March 1, 2003 (the "Initial Period"), and during any twelve-month period which ends on and includes each March 1 thereafter (each such twelve-month period being hereinafter referred to as a "Subsequent Period"), (i) on behalf of a deceased Beneficial Owner, any interest in the IQ Notes which exceeds the principal amount of $25,000 or (ii) interests in the IQ Notes in an aggregate principal amount exceeding $500,000 for all representatives requesting redemption upon the death of Beneficial Owners. The price to be paid by the Company for an interest in this IQ Note to be redeemed pursuant to a Redemption

Request from a deceased Beneficial Owner's Representative is 100% of the principal amount thereof plus any accrued but unpaid interest on the amount of this IQ Note to be redeemed to, but excluding, the date that is within sixty
(60) days following the receipt by the Company of a Redemption Request from the Trustee (the "Estate Redemption Date"). As used herein, "Representative" means the personal representative or other Person authorized to represent the estate of a deceased Beneficial Owner of an interest in this IQ Note or a surviving joint tenant(s) or tenant(s) by the entirety who has the right to sell, transfer or otherwise dispose of an interest in this IQ Note and who has the right to receive the proceeds from this IQ Note, as well as the interest and principal payable to the Holder of this IQ Note. As used herein, a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in this IQ Note and the right to receive the proceeds herefrom, as well as the interest and principal payable to the Holder hereof. In general, a determination of beneficial ownership in the IQ Notes will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof ("Participants").

          If an Event of Default with respect to the IQ Notes shall occur and be continuing, the principal of this IQ Note may, and in certain cases shall, be declared due and payable in the manner, with the effect and subject to, the conditions provided in the Indenture. So long as the Insurer is not in default under the Policy, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of IQ Notes or to the Trustee for the benefit of such Holders under the Indenture, other than the rights of the Representatives referred to in the preceding paragraph.

          No reference herein to the Indenture and no provision of this IQ Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this IQ Note at the times, place and rate, and in the coin or currency, herein prescribed.

          If an Event of Default shall occur and be continuing under the Indenture, the principal of the IQ Notes may be accelerated in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance of (i) the entire indebtedness of the IQ Notes or (ii) certain covenants and Events of Default with respect to the IQ Notes, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the IQ Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding IQ Notes affected thereby and the consent of the Insurer, provided the Insurer is not in default under the Policy. Specifically, unless otherwise provided herein and so long as the Insurer is not in default under the Policy, the Insurer's consent shall be required, in addition to any consent of the Holders, if any, for any action requiring the consent of the Holders of the IQ Notes, including, but not limited to, (1) the execution and delivery of any supplemental indenture which effects an amendment, modification or change to the IQ Notes or any amendment, supplement or change to or modification to the Insurer's rights under the Fourth Supplemental Indenture and
(2) the
removal of the Trustee and selection and appointment of any successor trustee. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding IQ Notes, on behalf of the Holders of all such IQ Notes, and with the consent of the Insurer, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of a majority in principal amount of the Outstanding IQ Notes, with the consent of the Insurer, in certain instances, to waive, on behalf of all of the Holders of IQ Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this IQ Note and the Insurer shall be conclusive and binding upon such Holder and upon all future Holders of this IQ Note and other IQ Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this IQ Note.

          Prior to due presentment of this IQ Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this IQ Note is registered as the owner hereof for all purposes, whether or not this IQ Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.

          The IQ Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          As provided in the Fourth Supplemental Indenture and subject to certain limitations therein and herein set forth, the transfer of this IQ Note is registrable in the Security Register upon surrender of this IQ Note for registration of transfer at the office or agency of the Company maintained for that purpose. Every IQ Note presented for registration of transfer shall (if so required by the Company or the Security Registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or by his or her attorney duly authorized in writing, and thereupon one or more new IQ Notes having the same terms and provisions, of Authorized Denominations and for the same aggregate principal amount, will be issued by the Company to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange of this IQ Note, provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

          The Company shall not be required (i) to issue, register the transfer of or exchange any IQ Notes except to the Insurer during a period beginning at the opening of business fifteen (15) days before the day of the mailing of the notice of redemption pursuant to the Indenture identifying the certificate numbers of the IQ Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (ii) to register the transfer of or exchange any IQ Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any IQ Note redeemed in part.

          As provided in the Fourth Supplemental Indenture and subject to certain limitations therein and herein set forth, this IQ Note is exchangeable for a like aggregate principal amount of IQ Notes of different authorized denominations but otherwise having the same terms and provisions, as requested by the Holder hereof surrendering the same.

          Notwithstanding anything to the contrary, if (x) the Depositary notifies the Company that it is at any time unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 60 days after the Company receives such notice or becomes aware of such condition, or (y) the Company executes and delivers to the Trustee a Company Order to the effect that this IQ Note shall be exchangeable for certificates issued in definitive form ("Certificated Notes"), this IQ Note shall be exchangeable for Certificated Notes of like tenor and of an equal aggregate principal amount, in authorized denominations of $1,000 and integral multiples thereof. Such Certificated IQ Notes shall be registered in such name or names as the Depositary, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee. Unless otherwise specified in such instructions, the Trustee shall deliver such Certificated Notes to the Persons in which names such Certificated Notes are so registered. If Certificated Notes are so delivered, the Company may make such changes to the form of this IQ Note as are necessary or appropriate to allow for the issuance of such Certificated Notes.

          THE INDENTURE AND THIS IQ NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

[If not Global Security, insert --

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this IQ Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM                     -    as tenants in common
TEN ENT                     -    as tenants by the entireties
JT TEN                      -    as joint tenants with right of survivorship
                                 and not as tenants in common
UNIF GIFT MIN ACT           -    ______ Custodian _________
                                 (Cust)            (Minor)

                                 Under Uniform Gifts to Minors Act

                                 ----------------------------------
                                              (State)

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

----------------     ----------------

----------------     ----------------


--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)


--------------------------------------------------------------------------------
This IQ Note and all rights thereunder hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
Attorney to transfer this IQ Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

                -------------------     -------------------------------------

                -------------------     -------------------------------------

                                        Notice: The signature(s) on this
                                        Assignment must correspond with the
                                        name(s) as written upon the face of this IQ Note in every particular, without alteration or enlargement or any change whatsoever.]

                                   EXHIBIT B

                           FORM OF REDEMPTION REQUEST

                                CLECO POWER LLC

       6.125% INSURED QUARTERLY NOTES DUE MARCH 1, 2017 (THE "IQ NOTES")

                             CUSIP NO.  185508 AA 6

          The undersigned,                        (the "Participant"), does
hereby certify, pursuant to the provisions of that certain Indenture dated as of October 1, 1988, as amended, modified or supplemented from time to time (the "Indenture"), between Cleco Power LLC (as successor to Cleco Utility Group Inc.) (the "Issuer") and The Bank of New York (as successor to Bankers Trust Company), as trustee (the "Trustee"), to The Depository Trust Company (the "Depository"), to the Issuer and to the Trustee that:

     1. [Name of deceased Beneficial Owner] is deceased.

     2. [Name of deceased Beneficial Owner] had a $               interest in
        the above referenced IQ Notes.

     3. [Name of Representative] is [Beneficial Owner's personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety/trustee of a trust] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form
        satisfactory to the undersigned, requesting that $             principal
        amount of said IQ Notes be redeemed pursuant to said Indenture. The documents accompanying such request, all of which are in proper form, are in all respects satisfactory to the undersigned and [Name of Representative] is entitled to have the IQ Notes to which this redemption request relates redeemed.

     4. The Participant holds the interest in the IQ Notes with respect to which this redemption request is being made on behalf of [Name of deceased Beneficial Owner].

     5. The Participant hereby certifies that it will indemnify and hold harmless the Depository, the Trustee and the Issuer (including their respective officers, directors, agents, attorneys and employees), against all damages, loss, cost, expense (including reasonable attorneys' and accountants' fees), obligations, claims or liability incurred by the indemnified party or parties as a result of or in connection with the redemption of IQ Notes to which this redemption request relates. The Participant will, at the request of the Issuer, forward to the Issuer a copy of the documents submitted by [Name of Representative] in support of the request for redemption.

          IN WITNESS WHEREOF, the undersigned has executed this redemption
request as of                      ,        .

                                 [PARTICIPANT NAME]

                                 By:
                                    ------------------------------------
                                 Name:
                                      ----------------------------------
                                 Title:
                                       ---------------------------------